LIMELIGHT NETWORKS, INC.

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to the Employment Agreement (the “Amendment”) is made effective as of January 1, 2015 (the “Effective Date”), by and between Limelight Networks, Inc. (the “Company”) and Peter J. Perrone (the “Executive”).
RECITALS
A.The Company and Executive entered into that certain Employment Agreement dated as of July 23, 2013 (the “Agreement”); and
B.The Company and Executive desire to amend the Agreement to modify certain existing aspects of Executive’s employment with the Company. Defined terms used in this Amendment identified with an initial capital letter have the meaning given such terms in the Agreement.

NOW, THEREFORE, the Company and Executive agree that in consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:

AGREEMENT
1.Compensation. The following will be added as new Section 3(d)(iv) of the Agreement:
(iv)        In the event that the Company consummates a Change of Control transaction (as defined below), 50% of Executive’s then outstanding unvested Equity Awards will vest immediately with such vesting being applied in reverse order such that the Equity Awards with the latest vesting date first become non-forfeitable under this provision provided that there remain at least six (6) months of vesting term remain after application of the reverse order vesting. In the event Executive’s employment is terminated in connection with a Change of Control, the balance of Executive’s then outstanding Equity Awards may vest as provided in Section 7(b) below.
2.Employee Benefits. Section 4(b) of the Agreement is modified to read in its entirety as follows:
(a)Vacation. Executive will be entitled to receive paid annual vacation in accordance with Company policy for other vice president level officers as such policy exists from time to time, provided that, if the Company (or any successor in interest) adopts a paid vacation policy that accrues a specified amount of time for vice president level officers, then Executive will accrue no less than five (5) weeks annually.

3.    Expenses. The parenthetical “(including business or first class airfare)” will be removed from Section 5 of the Agreement.
4.    Full Force and Effect. To the extent not expressly amended hereby, the Agreement remains in full force and effect.
IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first set forth above.

PETER J. PERRONE	LIMELIGHT NETWORKS, INC.
/s/ Peter J. Perrone                    /s/ Robert A. Lento
Signature    Signature
Peter J. Perrone        Robert A. Lento
Executive    Chief Executive Officer

6/19/15                        6/18/15
Date                            Date

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